Exhibit 99.1

NATURE’S SUNSHINE DECLARES QUARTERLY CASH DIVIDEND

PROVO, UTAH, July 28, 2004 — Nature’s Sunshine Products, Inc. (Nasdaq:NATR), a leading manufacturer and marketer of encapsulated herbs and vitamins, today declared a 5 cents per common share quarterly cash dividend payable August 19, 2004 to shareholders of record on August 9, 2004.

The Company has declared consecutive quarterly cash dividends since 1988 pursuant to its cash dividend policy.

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom and Ireland, Colombia, Brazil, Thailand, Israel, Singapore and Taiwan.  The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, Norway, and the Russian Federation.

Contact:
	Craig D. Huff	Steven S. Anreder
	Chief Financial Officer	Anreder & Company
	75 East 1700 South	10 East 40th Street
	P.O. Box 19005	Suite 1308
	Provo, UT 84605	New York, NY 10016
	(801) 342-4370	(212) 532-3232

For more information, contact us at our website at www.natr.com